UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2007

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2007, Pilgrim’s Pride Corporation (the “Company”), Avícola Pilgrim’s Pride de México, S. de R.L. de C.V. (the “Borrower”), and certain Mexico subsidiaries of the Borrower (the “Subsidiary Guarantors”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with ING Capital LLC, as lead arranger and as administrative agent, and the lenders signatory thereto (the “Lenders”), amending the Borrower’s Credit Agreement, dated as of September 25, 2006 with the Company, the Subsidiary Guarantors, ING Capital LLC and the other Lenders (the “Credit Agreement”).

In connection and pursuant to the First Amendment, the Borrower repaid USD$25 million of principal outstanding under the Credit Agreement and permanently reduced the aggregate commitment under the Credit Agreement from USD$75 million to USD$50 million. In addition, the First Amendment amended the Credit Agreement to permit the conversion of unused revolving loan commitments from dollars to pesos or vice versa and to eliminate the mandatory prepayment provisions under the Credit Agreement.

A copy of the First Amendment is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the First Amendment is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the First Amendment and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.01	First Amendment to Credit Agreement, dated as of March 15, 2007, by and among the Borrower, the Company, the Subsidiary Guarantors, ING Capital LLC, and the Lenders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: March 20, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

Index to Exhibits

Exhibit Number	Description
10.01	First Amendment to Credit Agreement, dated as of March 15, 2007, by and among the Borrower, the Company, the Subsidiary Guarantors, ING Capital LLC, and the Lenders.